Exhibit 23.2

                                        Jackson & Kelly
                                       1600 Laidley Tower
                                Charleston, West Virginia 25322


                                          March 20, 1998


Virginia Electric and Power Company
Richmond, Virginia 23261

           Re:     Virginia Electric and Power Company
                   Form 10-K

Gentlemen:

           We consent to the incorporation by reference into the registration statements of Virginia Electric and Power Company on Form S-3 (File No. 33-59581, File No. 33- 60271 and File No. 333-47119) of the statements, included in this Annual Report on Form 10-K, made in regard to our firm that are governed by the laws of West Virginia and that relate to franchises, title to properties, limitations upon the issuance of bonds and preferred stock, rate and other regulatory matters, and litigation.

                                                   Sincerely yours,

                                                   /s/ Jackson & Kelly

                                                   JACKSON & KELLY